Exhibit 99.1

EVgo, an LS Power Company, and Leader in U.S. Electric Vehicle Fast Charging,
to Publicly List through Business Combination with Climate Change Crisis Real Impact I Acquisition Corporation

●	EVgo, an industry-leading builder, owner and operator of DC fast charging for electric vehicles in the U.S., has entered into a definitive business combination agreement with Climate Change Crisis Real Impact I Acquisition Corporation (“CRIS”); upon closing, the combined entity is expected to be listed under the new ticker symbol “EVGO”.

●	Anticipated net proceeds of approximately $575 million will be used to fully fund and accelerate EVgo’s growth strategy and network buildout. This includes a $400 million fully committed private placement of common stock in EVgo (the “PIPE”). The PIPE is anchored by institutional investors including private funds affiliated with Pacific Investment Management Company LLC (PIMCO), funds and accounts managed by BlackRock, Wellington Management, Neuberger Berman Funds and Van Eck Associates Corporation.

●	CRIS is co-sponsored by private funds affiliated with PIMCO, which has more than $640 billion in sustainability investments across its portfolios.

●	Commercial relationships with large automotive OEMs (including General Motors, Nissan and Tesla), rideshare operators (including Lyft and Uber), and major property owners for its host sites (including Albertsons, Wawa, and Kroger), underscore EVgo’s market-leading position in the rapidly growing fast charging market.

●	LS Power, a leading investment firm focused on power, energy infrastructure and energy innovation, along with EVgo management, who together own 100% of EVgo today, will be rolling 100% of their equity in the transaction and are expected to own approximately 74% of the company upon transaction close.

●	Pro forma implied equity value of the combined company of $2.6 billion. The transaction is expected to close in the second quarter of 2021, subject to customary closing conditions.

LOS ANGELES, CA / NEW YORK, NY (January 22, 2021) — EVgo Services LLC (“EVgo”), the nation’s largest electric vehicle (EV) public fast charging network in the U.S. and a wholly-owned subsidiary of LS Power, and Climate Change Crisis Real Impact I Acquisition Corporation (“Climate Real Impact Solutions” or “CRIS”) (NYSE: CLII) announced today a definitive agreement for a business combination that would result in EVgo becoming a publicly listed company.

EVgo meets CRIS’s stringent investment criteria, which focus on investments in disruptive energy infrastructure opportunities that are strongly aligned with environmental, social and governance principles.

Upon closing of the transaction, the combined company will be named EVgo Inc. and publicly listed under the symbol “EVGO”. The transaction will further elevate EVgo’s position as an industry-leading builder, owner and operator of public EV fast charging in the U.S. by funding and accelerating the company’s growth strategy.

EVgo – Leader in U.S. EV Fast Charging, 100% Powered by Renewable Electricity

Founded in 2010, EVgo is a leader in the transportation electrification space. Through its partnerships with market-leading automakers, fleet and rideshare operators, retail and other site hosts, utilities, governments, and other stakeholders, EVgo has steadily expanded over the last decade to become the largest platform for EV public fast charging in the U.S. As a technology first-mover, EVgo has accelerated the adoption of EVs by providing a reliable and convenient charging experience, close to where drivers live, work and play, for both daily commuters and commercial fleets.

Through its extensive network, powered 100% by renewable electricity, EVgo makes it easier for all U.S. drivers to take advantage of the benefits of driving an electric vehicle and reduce greenhouse gas emissions from the transportation sector.

With more than 800 locations in 67 major metropolitan markets across 34 states, EVgo’s network serves a rapidly expanding customer base that currently exceeds 220,000 customers.

The company has demonstrated significant growth in its utilization and footprint, benefiting from strong partnerships forged with automotive OEMs, site host partners, rideshare providers and other stakeholders in the e-mobility landscape. These include a strategic relationship with General Motors, which selected EVgo for a nationwide EV charging infrastructure buildout, whereby EVgo expects to add more than 2,700 additional fast chargers to its network over the next 5 years. Corporate partners also include Uber and Lyft, which selected EVgo as one of their first charging providers. EVgo has also worked with Tesla, to enable native fast charging on EVgo’s network. Additionally, EVgo partners with governments and utilities across the U.S., enhancing the nation’s infrastructure and supporting job creation.

EVgo’s ongoing ownership of its charging network enables the company to deliver superior customer service, as evidenced by its industry-leading uptime of approximately 98%. Beyond market-leading fast charging capability and reliability, EVgo also has developed a dedicated suite of software-enabled products and services, such as charging reservation capability, smart access to host sites, integrated retail promotions, and loyalty programs. This value-added approach allows EVgo to create a differentiated and holistic offering for its customers while providing the company with additional capital-light revenue streams.

Market Overview – Supportive Fundamentals Driving EV Growth and Adoption

EVgo’s business model is underpinned by over $300 billion in industry-wide automaker and battery manufacturer commitments to electric vehicle programs, trends towards mobility as a service, and industry expectations for the EV market to increase over 100x between 2019 and 2040. Market growth is expected to be driven by both commercial and consumer market segments. Fleet electrification is accelerating due to a lower total cost of EV ownership, regulatory imperatives, and increased focus on ESG alignment. Similarly, consumer adoption is increasing rapidly, supported by the proliferation of affordable electric vehicles, greater choice in EV models, such as SUVs and crossover utility vehicles, and increased awareness of the need to combat climate change through electrifying the transportation sector.

As EV adoption increases, fast charging demand is expected to outpace the already unprecedented growth in EVs in operation, as a result of the proliferation of larger, heavier vehicles, the electrification of fleet and commercial applications, and the changing demographics of EV owners. Fast charging’s share of EV charging is expected to increase to greater than 40% by 2040. However, even at that point, EVs are expected to account for less than a third of all vehicles on U.S. roads, providing a significant pathway for further, multi-decade growth.

Management & Owner Commentary

“Just a few years ago, electric vehicles were considered niche,” remarked Cathy Zoi, Chief Executive Officer of EVgo. “Today, improved technology, lower costs, greater selection, and a better appreciation for the performance of EVs is increasingly making them the vehicle technology of choice. With that, the need for fast charging is on the rise. An estimated 30% of Americans do not have access to at-home charging, and EVs will be increasingly deployed by fleets to transport goods and people in an environmentally-friendly way. Time is precious for all of us, so a public fast charging option with an expanding footprint like EVgo is essential to meet the rapidly growing needs of EV drivers of all types.”

“EVgo is a crown jewel in our portfolio, and is one of the LS Power businesses leading the charge toward decarbonization,” commented David Nanus, LS Power’s Co-Head of Private Equity and EVgo Chairman. “EVgo’s extensive nationwide network and deep relationships with its customers and other stakeholders create a real competitive advantage for the company, and this business combination, which will both fully fund and accelerate the company’s growth plans, positions EVgo to further strengthen its market-leading position.”

“Starting from our IPO in September, we set out looking for a purpose-driven company making a meaningful contribution in the fight against climate change that was best in class in its sector. We are excited to have found that company in EVgo,” said David Crane, Chief Executive Officer of CRIS. “We spent a substantial amount of time conducting extensive due diligence on EVgo, affirming our belief of its enduring first-mover advantage. It has a distinct and highly advantageous owner-operator business model, supported by strategic partnerships with key industry players singularly focused on an essential and growing factor necessary for supporting widespread EV adoption. EVgo’s comprehensive national DC fast charging network capable of charging every type of electric vehicle is unparalleled, and we are proud to be a part of its ongoing success.”

Transaction Overview

The pro forma implied market capitalization of the combined company is $2.6 billion at the $10 per share PIPE subscription price, assuming no CRIS shareholders exercise their redemption rights. Net cash proceeds are estimated to be approximately $575 million, comprised of $400 million from the PIPE and approximately $230 million of cash held in trust by CRIS before any adjustments due to redemptions by CRIS shareholders and payment of deferred underwriting compensation, less transaction expenses.

Proceeds will be used to fuel EVgo’s growth strategy, including the buildout of its charging infrastructure network, and will enhance the company’s position as the market leader in the transition to clean mobility. LS Power and EVgo management, who together own 100% of EVgo today, will be rolling 100% of their equity into the new company, and is estimated to represent approximately 74% of the company upon transaction close.

EVgo’s leadership will remain intact, with Cathy Zoi continuing as Chief Executive Officer of the combined company, overseeing its strategic growth initiatives and expansion. Cathy will work alongside other existing executive team members, including Olga Shevorenkova, Chief Financial Officer, Ivo Steklac, Chief Operating and Chief Technology Officer, and Jonathan Levy, Chief Commercial Officer.

The Board of Directors of the combined company will include representation from EVgo, LS Power and CRIS, as well as independent directors. David Nanus of LS Power will serve as Chairman and will be joined by Cathy Zoi of EVgo and Beth Comstock, Chief Commercial Officer of CRIS; other Board appointments will be made prior to closing.

The transaction has been approved by the EVgo board of directors and the CRIS board of directors. Completion of the proposed transaction is subject to customary closing conditions, including the approval of the stockholders of CRIS, and is expected to occur in the second quarter of 2021.

Advisors

Credit Suisse is serving as lead financial advisor and capital markets advisor to EVgo and also acted as joint lead placement agent on the PIPE. Evercore is also serving as financial advisor and capital markets advisor to EVgo and placement agent on the PIPE. Vinson & Elkins L.L.P. is serving as legal advisor to EVgo.

BofA Securities is serving as exclusive financial advisor to CRIS, and also acted as joint lead placement agent on the PIPE. Mayer Brown LLP is serving as legal advisor to CRIS.

Latham & Watkins L.L.P. is serving as counsel to the placement agents on the PIPE.

Investor Conference Call Information

EVgo, CRIS and LS Power will host a joint investor conference call to discuss the proposed transaction today, Friday, January 22, 2021 at 8:30 AM EST.

To listen to the prepared remarks via telephone, dial 1-877-705-6003 (U.S.) or 1-201-493-6725 (International) and an operator will assist you. A telephone replay will be available at 1-844-512-2921 (U.S.) or 1-412-317-6671 (International), passcode: 13715306 through February 5, 2021 at 11:59 PM EST.

About EVgo

EVgo is the nation’s largest public fast charging network for electric vehicles and the first to be powered by 100% renewable electricity. With more than 800 fast charging locations in 67 major metropolitan markets across 34 states, EVgo owns and operates the most public fast charging locations in the U.S. and serves more than 220,000 customers.

Founded in 2010, EVgo has led the way in transportation electrification, partnering with automakers, fleet and rideshare operators, retail hosts like hotels, shopping centers, gas stations, and parking lot operators, and other stakeholders to deploy advanced charging technology to expand network availability and make it easier for all U.S. drivers to take advantage of the benefits of driving an EV. As a charging technology first mover, EVgo works closely with business and government leaders to accelerate the ubiquitous adoption of EVs by providing a reliable and convenient charging experience close to where drivers live, work and play, whether for a daily commute or a commercial fleet. EVgo is owned by LS Power, a New York-headquartered development, investment and operating company focused on leading-edge solutions for the North American power and energy infrastructure sector. For more information, please visit www.evgo.com/

About LS Power

LS Power is a development, investment and operating company focused on the North American power and energy infrastructure sector. Since its inception in 1990, LS Power has developed, constructed, managed or acquired more than 45,000 MW of power generation, including utility-scale solar, wind, hydro, natural gas-fired and battery energy storage projects, and has developed more than 660 miles of high voltage electric transmission. Additionally, LS Power actively invests in businesses focused on renewable energy and renewable fuels, as well as distributed energy resource platforms, such as CPower Energy Management and EVgo. Across its efforts, LS Power has raised in excess of $46 billion in debt and equity capital to support North American infrastructure. For more information, please visit www.lspower.com/

About CRIS

CRIS is a special-purpose acquisition company (SPAC) formed to identify and acquire a scalable company making significant contributions to the fight against the climate crisis. CRIS is co-sponsored by private funds affiliated with Pacific Investment Management Company LLC (PIMCO), which has more than $640 billion in sustainability investments across its portfolios. CRIS is led by a seasoned operations and leadership team that has decades of experience at the intersection of climate change and capitalism, and includes veterans from NRG, Credit Suisse, General Electric and Green Mountain Power. For more information, please visit www.climaterealimpactsolutions.com/

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, CRIS intends to file preliminary and definitive proxy statements with the Securities and Exchange Commission (“SEC”). The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

CRIS, EVgo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s final prospectus filed with the SEC on September 30, 2020 in connection with CRIS’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that CRIS intends to file with the SEC.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements that CRIS intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this press release. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

EVgo

For Investors:

EVgoIR@icrinc.com

For Media:

EVgoPR@icrinc.com

Climate Real Impact Solutions

For Investors:

Daniel Gross

dan.gross@climaterealimpactsolutions.com

For Media:

Isaac Steinmetz

Director of Media Relations

cris@antennagroup.com

646-883-3655

LS Power

Steven Arabia

Director, Government Affairs & Media Relations

sarabia@lspower.com

609-212-3857